AMENDMENT 1 TO
                         EXECUTIVE EMPLOYMENT AGREEMENT
                               OF January 16, 2004


      THIS AMENDMENT 1 TO EXECUTIVE EMPLOYMENT AGREEMENT OF January 16, 2004 ("Amendment" and "Employment Agreement", respectively), is made and entered into as of the 30th day of August, 2004, by and between Nanobac Pharmaceuticals, Inc., and E. Olavi Kajander, MD, PhD, an individual (the "Company" and "Employee", respectively, and "the Parties", collectively).

      WITNESSETH:   WHEREAS,  the  Parties  have  entered  into  the  Employment
Agreement dated January 16, 2004; and

      WHEREAS, the Parties wish to amend the Employment Agreement to clarify issues related to compensation.

      NOW, THEREFORE, in consideration of the premises, the mutual promises, covenants and conditions herein contained and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto intending to be legally bound hereby agree as follows:

1. The Parties hereby agree to delete Paragraph 5.c. of the Employment Agreement in its entirety.

2. The Parties hereby agree to add the following provision to Paragraph 5 of the Employment Agreement as Paragraph 5.h: "WARRANTS: The Company will issue warrants for the conversion of 5,000,000 shares of its common stock at a price of $.005 per share. The warrants shall expire on August 31, 2009. The form of the warrant is attached"

3. The Parties acknowledge that the signing bonus described in Paragraph 5.b.i. of the Employment Agreement has been paid to Employee, such payment net of U.S. withholding taxes, which has been or will be timely remitted to the proper tax authorities.


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4.    The Parties hereby amend  Paragraph  5.a. of the  Employment  Agreement as such paragraph applies to payment of base salary for the period from the Commencement Date (as defined in the Employment Agreement) through August 31, 2004, such that base salary owed to Employee, but unpaid, for the period May 18, 2004, through August 31, 2004, shall be paid to Employee prorata with base salary payments due beginning on or after September 1, 2004, until base salary payments due on or before December 31, 2004. The Parties agree that base salary owed, but unpaid, to Employee for the period beginning from the Commencement Date until May 17, 2004, shall be paid to Employee under terms of a separate agreement between the parties.

5. The Parties agree that any intellectual property created by Employee in the course of his employment under the Employment Agreement executed on January 16, 2004, shall be the sole and exclusive property of the Company.

      IN WITNESS WHEREOF, the Company and Employee have duly executed this Amendment as of the date first above written.


NANOBAC PHARMACEUTICALS, INCORPORATED:            E OLAVI KAJANDER, MD, PHD:

By: /s/ H. Brady Millican                          /s/ E. Olavie Kajander
  -----------------------                         ----------------------------
Print: Brady Millican
Date:  August 30, 2004                            Date:    August 30, 2004



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